FORBEARANCE AGREEMENT


     This Forbearance Agreement (this "Agreement") is entered into as of January 13,2006, by and between each of the undersigned noteholders, acting individually (individually a "Purchaser" and collectively the "Purchasers"), and CONSOLIDATED ENERGY, INC., a Wyoming corporation (the "Company"), with reference to the following facts:

     A. Company and one or more Purchasers are parties to, among others, the following documents:

     1. Securities Purchase Agreement dated February 22, 2005 (the "Purchase Agreement");

     2. 6% Senior Secured Convertible Notes Due 2008, each dated February 24, 2005, for an aggregate total face amount of $7,000,000, executed by the Company in favor of certain of the Purchasers (collectively, the "Initial Notes");

     3. 6% Senior Secured Convertible Notes Due 2008, dated March 18, 2005, June 8, 2005 and June 30, 2005, for an aggregate total face amount of $6,750,000, executed by the Company in favor of certain of the Purchasers and issued by the Company upon the exercise of the AIRs (collectively, the "AIR Notes") (each of the Initial Notes and the AIR Notes is referred to as a "Note" and collectively they are referred to as the "Notes");

     4.   Registration   Rights   Agreement   dated   February   24,  2005  (the
          "Registration Rights Agreement");

     5. Warrants for the Purchase of Shares of Common Stock of the Company, each dated February 24, 2005, executed by the Company in favor of certain of the Purchasers (each, a "Warrant" and collectively, the "Warrants");

     6. Guaranties, each dated February 24, 2005, executed by each of Eastern Consolidated Energy, Inc., Eastern Consolidated Oil and Gas, Inc., and CEI Holdings, Inc., for the benefit of certain of the Purchasers (each, a "Guaranty" and collectively, the "Guaranties");

     7.   Bridge Forbearance Agreement dated September 23, 2005;

     8.   Additional Financing Forbearance Agreement dated October 6, 2005; and

     9. In addition, (x) the Company and Gryphon Master Fund, L.P. ("Gryphon"), as Collateral Agent for the benefit of certain of the Purchasers, are parties to the Security Agreement dated February 24, 2005 (the "Security Agreement") and (y) Eastern Consolidated Energy, Inc. has granted a mortgage to Gryphon as agent with respect to premises located in Martin County, Kentucky, pursuant to that certain Fee and Leasehold Mortgage, Assignment of Leases and Subleases, Security Agreement, Fixture Filing and As-Extracted Collateral Filing effective as of February 24, 2005, and filed with the clerk of Marin County, Kentucky, mortgage book number 105, page 262.

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
The  above-referenced  documents,  all other  documents  executed in  connection
therewith  and  all  other   agreements   between  Company  and  Purchasers  are
hereinafter collectively referred to as the "Operative Documents".

     B. Certain Events of Default (the "Existing Defaults") have occurred and are continuing under the Operative Documents by virtue of, among other things:
(1) the Company's failure to pay accrued but unpaid interest on the Notes when due; (2) the Company's failure to comply with the Negative and Financial Covenants of the Purchase Agreement; (3) the Company's failure to comply with certain registration requirements of the Registration Rights Agreement; and (4) the Company's failure to comply with certain other provisions of the Notes, the Purchase Agreement and the Registration Rights Agreement. The Existing Defaults entitle Purchasers to immediately enforce all the rights and remedies set forth in the Operative Documents and for Gryphon to exercise the rights of the Collateral Agent under the Security Agreement.

     C. Purchasers acknowledge that the Company has encountered unexpected difficulties and needs to attract additional financing. In order to attract such financing the Company has requested that the Purchasers waive the Existing
Defaults and forbear from exercising their respective remedies under the Operative Documents or to direct the Collateral Agent from exercising its remedies under the Security Agreement and to amend as set forth herein certain provisions of the Operative Documents, and Purchasers have agreed to do so provided the Company completes at least the minimum Permanent Financing (as defined below) no later than January 13, 2006. The proceeds of the Permanent Financing will be used for working capital and general corporate purposes and to provide needed funds to complete the SAMI transaction (details of which are attached as Exhibit "A").

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

     1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Operative Documents.

     2. Acknowledgment of Liability; Waiver as to Purchasers.

          (a) Company reaffirms all of its obligations under the Operative Documents and hereby forever waives and relinquishes any and all claims, off sets or defenses that Company may now have with respect to the payment of sums due to Purchasers and the performance of its other obligations thereunder. Company acknowledges that pursuant to the Security Agreement, the Purchasers have a valid, first priority security interest in all of the assets of the Company and its Subsidiaries and that the Existing Defaults are existing and uncured Events of Default under the Operative Documents, which are continuing to the date of this Agreement.

          (b) As a material inducement to the Purchasers to enter into this Forbearance Agreement, which the parties have determined to be to their direct advantage and benefit, the Company does hereby release and forever discharge each of the Purchasers, their past and present employees, agents, attorneys, officers and directors and all other affiliates from any and all claims, losses, liabilities, demands, defenses, setoffs, counterclaims, and causes of action of any kind, if any, whether absolute or contingent, known or unknown, matured or unmatured that the Company now has or has ever had for the period through and including the date hereof, in whatever capacity, against the Purchasers, including matters arising out of or relating to the Operative Documents, this

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
Forbearance Agreement and the lending relationship between the Purchasers and the Company, and all consequences from the Operative Documents, this Forbearance Agreement, and the lending relationship between the Purchasers and the Company. For clarity purposes, this release relates to the period up to and including the date of this Forbearance Agreement. This release is non-contingent, absolute and shall survive and remain in force after the Permanent Financing has closed.

     3. Consent. Each Purchaser consents to the Company completing the convertible note financing transaction (the "Permanent Financing") (terms of which are attached as Exhibit "B") and the transactions anticipated thereby. Further, the Purchasers waive, solely for purposes of the Company completing the Permanent Financing, the following provisions of the Operative Documents: (i) Purchasers' anti-dilution provisions as set forth in Section 3(c)(ii) of each Note, (ii) Purchasers' rights under Sections 3.12 and 3.15 of the Purchase Agreement, (iii) Purchasers' anti-dilution provisions as set forth in Section 6 of each Warrant, (iv) Purchasers' remaining rights associated with each AIR, and
(v) Purchasers' rights under Section 8 of the Registration Rights Agreement, to the extent that completion of the Permanent Financing may cause any processing delay of the Registration Statement at the Commission.

     4. Forbearance. Company acknowledges the Existing Defaults are existing and uncured Events of Default under the Operative Documents, which are continuing to the date of this Agreement. Company further acknowledges and agrees that no Purchaser is in any way agreeing to waive such Existing Defaults as a result of this Agreement or the performance by the parties of their respective obligations hereunder or thereunder except as expressly set forth herein. Subject to the conditions contained herein and performance by Company of all of the terms of this Agreement, each Purchaser shall waive the Existing Defaults identified in Recital B above and to forbear from enforcing the remedies set forth in clauses
(i) through (v) below, if and only if the Permanent Financing closes by January 13, 2006, and shall forbear from exercising the following remedies it has as a result of the occurrence of the Existing Defaults through December 30, 2005 in order to allow the Company to complete the Permanent Financing, including without limitation: (i) acceleration of the interest rate from 6% to the Default Rate as set forth in each Note and any penalties therefrom, (ii) acceleration of the principal payment due date under Section 4(b) of each Note, (iii) enforcement of the Guaranties, (iv) enforcement of the liquidated damages provision as set forth in Section 8(d) of the Registration Rights Agreement, and
(v) enforcement of default provision set forth in Section 6 of the Security Agreement; provided, however, that in the event that the Company does not close at least the minimum amount of the Permanent Financing on or before January 13, 2006 (the "Forbearance Period"), this forbearance and waiver shall be of no effect.

     Additionally, this forbearance shall not be construed as an agreement by any Purchaser to forbear from exercising any of its rights or remedies under the Operative Documents with respect to any further Event of Default that may occur after date of this Agreement.

     5. Amendment. To the extent this Agreement constitutes an amendment of the Operative Documents, the parties by signing their signature below agree to such amendment of the Operative Documents. Further the parties agree to the following amendments:

          (a) Section 3.14(a) "EBITDA" of the Purchase Agreement is hereby amended by making the minimum EBITDA requirement effective beginning April 1, 2006 (i.e. deleting the obligations from October 1, 2005 through March 31,
2006).

          (b) Section 3.14(b) "Capital Expenditures" of the Purchase Agreement is hereby amended by deleting the requirements in their entirety.

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

          (c) Section 3.14(c) "Cash Level" of the Purchase Agreement is hereby amended by making the minimum cash level requirement effective beginning July 1, 2006 (i.e. deleting the obligations from October 1, 2005 through June 30, 2006). The Cash Level requirements are further amended by changing the minimum cash level for July 1, 2006 through September 30, 2006 from $2,000,000 to $1,000,000.

          (d) Section 1 "Definitions" of each Note is hereby amended by changing the definition of "Conversion Price" to read "$0.90."

          (e) Section 1 "Definitions" of each Note is hereby amended by changing the definition of "Interest Payment Date" to read "means each January 1 and July 1, commencing July 1, 2006, and continuing until the Final Maturity Date."

          (f) Section 2(a) "Interest" of each Note is hereby amended by changing the commencement date from July 1, 2005 to July 1, 2006.

          (g) The following new subsection is added to each Note as Section 3(c)(ii)(C): "In the event that the Company's annualized EBITDA for the two fiscal quarters ended December 31, 2006 is less than $17 million (based on the EBITDA from the audited financial statements of the Company for the quarters ended September 30, 2006 and December 31, 2006) (the "Annualized EBITDA"), the Conversion Price shall be reset to a price equal to the greater of $0.30 (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like) or a price determined by the following formula:
3xX/Y where X equals the Annualized EBITDA and Y equals the number of shares of Common Stock outstanding on a fully diluted basis on December 31, 2006. Such adjustment shall be effective on March 31, 2007. Notwithstanding anything herein to the contrary, any adjustment pursuant to this section may only decrease the Conversion Price. By way of an example, if the Company's EBITDA for the quarters ended September 30, 2006 and December 31, 2006 are $3 million and $2 million, respectively, and there are 20,000,000 shares of Common Stock outstanding as of December 31, 2006, the Conversion Price would be reduced to $0.50 ($2.5 million x 4 divided by 20,000,000). The Company shall, at its own expense, have its regular independent auditors conduct a special audit of the Company's financial statements for such six-month period to determine such EBITDA. Such audit shall be completed no later than January 31, 2007."

          (h) The  following  new  subsection  is added to each Note as  Section
3(c)(ii)(D): "In addition, if the Company or any Subsidiary thereof, as applicable, at any time while this Note is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or New Securities entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder (if the holder of the Common Stock or New Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or New Securities are issued. The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or New Securities subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(c), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion."

          (i) Section 4(a)(viii) "Events of Default" of each Note is hereby amended by deleting "the SEC within 270 days following the Closing Date;" and replacing it with "the SEC within 270 days of the closing date of the Permanent Financing." Section 4(a)(v) "Events of Default" of the Note is hereby amended by adding the following at the end of such Section: ", provided, however, that the events described in Sections 8(d)(i)-(ii) of the Registration Rights Agreement shall not constitute an Event of Default." The following is added as an Event of Default as new Section 4(a)(xi): "the Company shall breach any of its representations, warranties or covenants contained in any agreement or document executed in connection with the Permanent Financing, including, without limitation, any default or breach under any promissory note issued in connection therewith.

          (j) Section 1 "Definitions" of the Registration Rights Agreement is hereby amended by changing the definition of "Effectiveness Date" by replacing the first clause in (i) with "the earlier of May 31, 2006 or the 150th calendar day following the closing date of the Permanent Financing". Notwithstanding the foregoing amendment, the Company shall be obligated to pay liquidated damages pursuant to the terms of the Registration Rights Agreement for failure of the Registration Statement to be declared effective by the Effectiveness Date as defined immediately prior to the date hereof through December 30, 2005, which damages shall be paid in the manner set forth herein. For clarity, each Purchaser is agreeing to forbear from the accrual of further liquidated damages under the Registration Rights Agreement from and after December 31, 2005 through and including the Required Filing Date.

          (k) Section 1 "Definitions" of the Registration Rights Agreement is hereby amended by changing the first clause of the definition of "Required Filing Date" to read "means the thirtieth (30th) calendar day immediately following the closing date of the Permanent Financing." Notwithstanding the foregoing amendment, the Company shall be obligated to pay liquidated damages pursuant to the terms of the Registration Rights Agreement for failure of the Registration Statement to be filed by the Required Filing Date as defined immediately prior to the date hereof through December 30, 2005, which damages shall be paid in the manner set forth herein. For clarity, each Purchaser is agreeing to forbear from the accrual of further liquidated damages under the Registration Rights Agreement from and after December 31, 2005 through and including the Required Filing Date.

          (l) The definition of "Exercise Price" in the first paragraph of each Warrant is hereby amended to read "$0.90."

          (m) The following is added as new Section 6(a)(ii)(C) of each Warrant:
"In the event that the Company's annualized EBITDA for the two fiscal quarters ended December 31, 2006 is less than $17 million (based on the EBITDA from the audited financial statements of the Company for the quarters ended September 30, 2006 and December 31, 2006) (the "Annualized EBITDA"), the Conversion Price shall be reset to a price equal to the greater of $0.30 (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like) or a price determined by the following formula: 3xX/Y where X equals the Annualized EBITDA and Y equals the number of shares of Common Stock outstanding on a fully diluted basis on December 31, 2006. Such adjustment shall be effective on March 31, 2007. Notwithstanding anything herein to the contrary, any adjustment pursuant to this section may only decrease the Exercise Price. By way of an example, if the Company's EBITDA for the quarters ended September 30, 2006 and December 31, 2006 are $3 million and $2 million, respectively, and there are 20,000,000 shares of Common Stock outstanding as of December 31, 2006, the Exercise Price would be reduced to $0.50 ($2.5 million x 4 divided by 20,000,000). The Company shall, at its own expense, have its regular independent auditors conduct a special audit of the Company's financial statements for such six-month period to determine such EBITDA. Such audit shall be completed no later than January 31, 2007."

          (n) The following is added as new Section 6(a)(ii)(D) of each Warrant:
"Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or New Securities entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder (if the holder of the Common Stock or New Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or New Securities are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or New Securities subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this
Section 6(a)(ii)(D), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise."

          (o) In lieu of the payment of accrued but unpaid liquidated damages under the Registration Rights Agreement in the amounts set forth on Schedule 5(o) hereto, each Purchaser agrees to accept, and the Company agrees to issue, a secured promissory note, in the form attached hereto as Exhibit "C".

          (p) Each Purchaser further agrees to execute and enter into the Inter-Creditor Agreement in the form attached hereto as Exhibit "D".

          (q) In lieu of the payment of accrued but unpaid interest under the Notes, each Purchaser agrees to accept as payment therefor, and the Company agrees to issue, notes and warrants pursuant to the terms of the Permanent Financing, in the amounts set forth on Schedule 5(q) hereto.

          (r) Notwithstanding the availability of Rule 144, each Purchaser agrees not to sell, offer or otherwise transfer any shares of Common Stock beneficially owned by it until the earlier of (i) May 31, 2006, or (ii) the date the Registration Statement is declared effective by the SEC.

     6. Representations and Warranties. Company hereby represents and warrants that:

          (a) No Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under any of the Operative Documents, other than the Existing Defaults.

          (b) The Forbearance Period granted pursuant to the terms of this Agreement is reasonable and is based upon the projections of Company and Company's reasonable expectations regarding its ability to obtain the Permanent Financing.

          (c) All representations and warranties of Company in this Agreement and the Operative Documents are true and correct as of the date hereof, and shall survive the execution of this Agreement.

     7. Default. In addition to all other Events of Default under each Note and the other Operative Documents as amended by Section 5 hereof, the following shall constitute an Event of Default hereunder:

          (a) Company's failure to pay any amount when due under this Agreement or the Operative Documents as amended hereby;

          (b) Company's failure to perform any covenant or other agreement contained in this Agreement or any other document entered into in connection herewith, provided, however, that the events described in Sections 8(d)(i)-(ii) of the Registration Rights Agreement shall not constitute an Event of Default; and

          (c) Any representation or warranty of the Company made in connection with this Agreement or the Operative Documents shall be false, misleading or incorrect when made or at any time thereafter.

     8. Rights and Remedies.

          (a) Upon the occurrence and during the continuance of an Event of Default, each Purchaser may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Company:

               (i) Take action against Company for payment under the Operative Documents and this Agreement; and/or

               (ii) Exercise any right and remedy authorized by the Operative Documents and/or this Agreement and/or applicable law.

          (b) Purchasers' rights and remedies under this Agreement, the Operative Documents and all other agreements shall be cumulative. Purchasers shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Purchasers of one right or remedy shall be deemed an election, and no waiver by Purchasers of any Event of Default on the part of Company shall be deemed a continuing waiver. No delay by Purchasers shall constitute a waiver, election, or acquiescence by it.

     9. Forbearance Agreement Closing Conditions. As a condition to the effectiveness of this Agreement, each Purchaser shall have received, in form and substance satisfactory to such Purchaser, the following:

          (a) this Agreement, duly executed by the Company;

          (b) a warrant certificate issued in the name of such Purchaser, and otherwise identical to the warrants issued in the Permanent Financing, duly executed by the Company, for a number of shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") equal to the number computed using the following formula:


                  X =        Y      multiplied by  0.50 minus  Z
                             -
                             $0.90

     Where:

    X = the number of shares of Common Stock underlying the warrant certificate; Y = the stated aggregate principal amount of all Notes issued to such Purchaser under the Operative Documents; and Z = the number of shares of Common Stock underlying all Warrants issued to such Purchaser,

and

          (c) such other documents, and completion of such other matters, as such Purchaser may reasonably deem necessary or appropriate.

     10. Waiver of Notice and Cure. Company acknowledges that an Event of Default has occurred under each Note that, but for this Agreement, would have entitled Purchasers to exercise all the remedies available to Purchasers under the Notes and applicable law. As to the Existing Defaults through the date hereof, the Company waives all notices of default and rights to cure that are otherwise provided in the Notes or applicable law.

     11. Further Assurances. Company will take such other actions as Purchasers may reasonably request from time to time to accomplish the objectives of this Agreement.

     12. Consultation of Counsel. Company acknowledges that Company has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement. Company has executed this Agreement after reviewing and understanding each provision of this Agreement and without reliance upon any promise or representation of any person or persons acting for or on behalf of Purchasers. Company further acknowledges that Company and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration described herein.

     13. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile to Company or to Purchasers, as the case may be, at its addresses set forth below.

         If to Company:            Consolidated Energy, Inc.
                                   76 George Road
                                   Betsy Layne, Kentucky 41605
                                   Attention:  David Guthrie, President
                                   Telecopier:  (859) 757-0071
                                   Telephone:  (859) 488-0070

         With a copy to:           John C. Thompson, Esq.
                                   1371 East 2100 South, # 202
                                   Salt Lake City, Utah 84105
                                   Attention: John C. Thompson
                                   Fax: (801) 606-2855
                                   Telephone: (801) 363-4854

         If to Purchasers: See listing attached as Exhibit "E"

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

14. Miscellaneous.

     (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Company and Purchasers and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Company of its rights or duties hereunder.

     (b) Integration. This Agreement and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

     (c) Effect of This Agreement. This Agreement does not impair, alter, waive, annul, vary or affect any provision, acknowledgement, representation, condition, covenant, right, security interest, lien or remedy contained in the Operative Documents or in any other instrument or agreement at any time executed by any of the Company in favor of the Purchasers, except as expressly provided in this Agreement. The Company and the Purchasers intend that the terms and provisions contained in the other Operative Documents shall continue in full force and effect subject to the terms of this Agreement. In the event that the terms of this Agreement conflict with those of the Operative Documents, the terms of this Agreement shall govern.

     (d) Course of Dealing; Waivers. No course of dealing on the part of Purchasers or its partners, nor any failure or delay in the exercise of any right by Purchasers, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Purchasers' failure at any time to require strict performance by Company of any provision shall not affect any right of Purchasers thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by a general partner of Purchasers.

     (e) Time is of the Essence. Time is of the essence as to each and every term and provision of this Agreement and the other Operative Documents.

     (f) Counterparts. This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

     (g) Legal Effect. The Operative Documents remain in full force and effect. If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

     (h) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflicts of laws. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated exclusively in the United States District Court for the Northern District of Texas located in Dallas County, Dallas, Texas. The parties consent and submit to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of Texas or the Northern District of Texas (but with respect to any party hereto, such consent shall not be deemed a general consent to jurisdiction and service for any third parties) by registered mail, return receipt requested, directed to the party being served at its address provided in or pursuant to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court. The Company hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement.

     (i) Assignment and Indemnity. Company consents to Purchasers' assignment of all or any part of Purchasers' rights under this Agreement and the Operative Documents. Company shall indemnify and defend and hold Purchasers and any assignee of Purchasers' interests harmless from any actions, costs, losses or expenses (including attorneys' fees) arising out of such assignment, this Agreement and the Operative Documents.



     IN WITNESS WHEREOF the undersigned have executed this Agreement as of the first date above written.

                                               CONSOLIDATED ENERGY, INC.



                                               By:/s/ David Guthrie
                                                  -----------------
                                               Name:  David Guthrie
                                               Title:     President

                [Signature of Purchasers to follow on next pages]

                   PURCHASERS:

                   GRYPHON MASTER FUND, L.P.

By: Gryphon Partners, L.P., its General Partner

                     By:  Gryphon Management Partners, L.P., its General Partner

                        By:  Gryphon Advisors, L.L.C., its General Partner

                           By: /s/ E.B. Lyon IV
                              -------------------------------
                              E.B. Lyon, IV, Authorized Agent


                 GSSF MASTER FUND, LP

                 By:  Gryphon Special Situations Fund, LP, its General Partner

                     By:  Gryphon Management Partners, LP, its General Partner

                         By:  GSSF, LLC, its General Partner

                           By: /s/ E.B. Lyon IV
                              -------------------------------
                              E.B. Lyon, IV, Authorized Agent

               LONESTAR PARTNERS, L.P.

               By:  Lonestar Capital Management, LLC, its General Partner


                          By: /s/ Jerome Simon
                          --------------------
                          Jerome Simon, Managing member


               WS OPPORTUNITY INTERNATIONAL FUND, LTD.

               By:  WS Ventures Management, L.P., as agent and attorney-in-fact

               By: WSV Management, LLC, its General Partner


                          By: /s/ Patrick P. Walker
                          -------------------------
                          Patrick P. Walker, Member


               WS OPPORTUNITY FUND, (QP), L.P.

               By:  WS Ventures Management, L.P., as General Partner

               By: WSV Management, LLC, its General Partner


                           By: /s/ Patrick P. Walker
                           ------------------------
                           Patrick P. Walker, Member


               WS OPPORTUNITY FUND, L.P.

               By:  WS Ventures Management, L.P., as General Partner

               By: WSV Management, LLC, its General Partner


                           By: /s/ Patrick P. Walker
                           -------------------------
                           Patrick P. Walker, Member

                           RENAISSANCE US GROWTH INVESTMENT TRUST PLC



                           By: /s/ Russell Cleveland
                              -----------------------
                              Russell Cleveland, Director



                           BFS US SPECIAL OPPORTUNITIES TRUST PLC


                           By: /s/ Russell Cleveland
                               ---------------------
                               Russell Cleveland, Director

                           [NAMES OF ADDITIONAL AIR INVESTORS]

                           ENABLE GROWTH PARTNERS, L.P.

                           By:  /s/ Brendan O'Neil
                                ------------------
                           Name: Brendan O'Neil
                           Title: Principal & Portfolio Manager

                           ENABLE OPPORTUNITIES PARTNERS, L.P.

                           By:  /s/ Brendan O'Neil
                                ------------------
                           Name: Brendan O'Neil
                           Title: Principal & Portfolio Manager

                           GAMMA OPPORTUNITY CAPITAL PARTNERS, L.P.

                           By:  /s/ Jonathan P. Knight
                               -----------------------
                           Name: Jonathan P. Knight
                           Title: President / Director

                           BUSHIDO CAPITAL MASTER FUND, L.P.

                           By:  /s/ Christopher Rossman
                               ------------------------
                           Name: Christopher Rossman
                           Title: Managing Director,
                           Bushido Capital Partners, Ltd.

                           CORDILLERA FUND, L.P.

                           By:  /s/ James P. Andrew
                               --------------------
                           Name: James P. Andrew
                           Title: Co-CEO of Andrew Carter Capital, Inc.
                           General Partner of ACCF GenPar, L.P.
                           General Partner of the Cordillera Fund, L.P.

                           NEWGRANGE PARTNERS, L.P.

                           By:  /s/ Michael H. Schelten
                               -----------------------
                           Name: Michael H. Schelten
                           Title: Managing Partner